EXHIBIT 11
                          FIRST FINANCIAL CORPORATION
                       COMPUTATION OF EARNINGS PER SHARE

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                                                               For The                           For The
                                                          Three Months Ended                 Six Months Ended
                                                               June 30,                          June 30,
                                                          -------------------               -------------------
                                                          1994           1993               1994           1993
                                                          ----           ----               ----           ----
                                                                 (In thousands, except per share data)
PRIMARY EARNINGS PER SHARE

Net income                                               $ 7,529        $11,168            $19,809        $20,717

Shares:

  Weighted average common shares
   outstanding                                            24,626         23,502             24,591         23,427
  Shares from assumed exercise of options
   (as determined by the treasury stock
   method)                                                   712            303                725            267
  Common and common equivalent shares                     25,338         23,805             25,316         23,694

Primary Earnings Per Common Share                        $   .30        $   .47            $   .78        $   .87


FULLY DILUTED EARNINGS PER SHARE

Net income                                               $ 7,529        $11,168            $19,809        $20,717

Shares:

  Weighted average common shares
   outstanding                                            24,626         23,502             24,591         23,427
  Shares from assumed exercise of options
   (as determined by the treasury stock
   method)                                                   713            733                726            703
  Common and common equivalent shares                     25,339         24,235             25,317         24,130


Fully Diluted Earnings Per Common Share                  $   .30        $   .46            $   .78        $   .86
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